UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2018

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices) (zip code)

(205) 298-3000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On February 23, 2018, Vulcan Materials Company (the “Company”) completed an offering of $350 million aggregate principal amount of its 4.70% Notes due 2048 (the “Notes”). The Notes were sold in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Company intends to use the net proceeds of the offering of the Notes for general corporate purposes (including the repayment or retirement of indebtedness).

The Notes were issued pursuant to an indenture, dated as of February 23, 2018 (the “Indenture”), between the Company and Regions Bank, as trustee (the “Trustee”). The Notes will earn interest payable semi-annually on each September 1 and March 1 to registered holders of the Notes at a rate of 4.70% per annum. The Notes will mature on March 1, 2048.

The Notes are general unsecured obligations of the Company and rank equally in right of payment with all of the Company’s current and future unsecured and unsubordinated debt and senior in right of payment to all of the Company’s future subordinated debt. At any time prior to the date that is six months prior to the maturity date for the Notes (the “Par Call Date”), the Company may redeem the Notes in whole or in part from time to time at the applicable redemption price. In addition, at any time on or after the Par Call Date, the Company may redeem the Notes in whole or in part, at the Company’s option, from time to time at a redemption price equal to 100% of the aggregate principal amount of such Notes being redeemed, plus any accrued and unpaid interest on such Notes being redeemed to, but not including, the redemption date.

The Indenture contains customary events of default, including, among other things, payment default, exchange default, failure to provide certain notices thereunder and certain provisions related to bankruptcy events. The Indenture also contains customary negative covenants.

The Notes have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The description of the Indenture and the Notes in this Current Report on Form 8-K (this “Report”) is a summary and is qualified in its entirety by reference to the complete text of the Indenture, which is filed as Exhibit 4.1 to this Report and incorporated herein by reference.

Registration Rights Agreement

In connection with the offering of the Notes, the Company entered into a Registration Rights Agreement, dated as of February 23, 2018 (the “Registration Rights Agreement”), with Goldman Sachs & Co. LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers of the Notes (the “Initial Purchasers”).

Under the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to (i) file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement (the “Exchange Offer Registration Statement”) relating to the registered exchange offer (the “Exchange Offer”) to exchange the Notes for new registered notes with terms substantially identical in all material respects to the Notes (except that these exchange notes will not contain terms with respect to additional interest, registration rights or transfer restrictions), (ii) cause the Exchange Offer Registration Statement to be declared effective by the SEC; and (iii) cause the Exchange Offer to be completed no later than the 360th day after February 23, 2018 (or if such 360th day is not a business day, the next succeeding business day). The Company has also agreed to use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and keep the exchange offer open for a period of not less than the minimum period required under applicable federal and state securities laws to consummate the Exchange Offer.

Under certain circumstances, the Company has agreed to use its commercially reasonable efforts to (i) file a shelf registration statement relating to the resale of the Notes as promptly as practicable, and (ii) cause the shelf registration statement to be declared effective by the SEC as promptly as practicable. The Company has also agreed to use its commercially reasonable efforts to keep the shelf registration statement continuously effective until one year after its effective date (or such shorter period that will terminate when all the Notes covered thereby have been sold pursuant thereto).

If the Company fails to meet any of these targets, the annual interest rate on the Notes will increase by 0.25% during the 90-day period following the default, and will increase by an additional 0.25% for each subsequent 90-day period during which the default continues, up to a maximum additional interest rate of 1.00% per year.

The description of the Registration Rights Agreement in this Report is a summary and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Report and incorporated herein by reference.

The Company has various relationships with the Initial Purchasers of the Notes. Certain of the Initial Purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In addition, certain of the Initial Purchasers or their respective affiliates have a lending relationship with the Company. These Initial Purchasers, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed pursuant to this Item 2.03 in connection with the matters described under Item 1.01 of this Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are incorporated by reference into the Registration Statement as exhibits thereto and are filed as part of this Current Report:

Exhibit No.	Description

4.1	Indenture, dated as of February 23, 2018, between Vulcan Materials Company and Regions Bank.

4.2	Registration Rights Agreement, dated as of February 23, 2018, between Vulcan Materials Company and Goldman Sachs & Co. LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VULCAN MATERIALS COMPANY

Date: February 26, 2018	By:	/s/ Jerry F. Perkins Jr.
Name: Jerry F. Perkins Jr.
Title: General Counsel and Secretary